EXHIBIT 99.2

                         Exhibit B


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED FOR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IS AN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                      PROMISSORY NOTE
$125,000	                                __________   __, 2003

     FOR VALUE RECEIVED, Health & Leisure Inc., a Delaware corporation and MARKETSHARE RECOVERY, INC., a New York Corporation
( collectively, "MAKER" ), hereby jointly and severally promises to pay to the order of H&L Concepts, Inc., an Ohio corporation ("HOLDER"), the principal sum of One Hundred and Twenty Five Thousand Dollars ($125,000), together with interest from the date of this Note on the unpaid principal balance at a rate equal to the lesser of (a) 16.0% or
(b) the maximum interest rate permitted under applicable federal and state laws. Interest shall be computed as simple annual interest on the basis of a year of 365 days for the actual number of days occurring in the period for which such commitment fee or interest is payable. Payment shall be made by Maker to Holder at 203 East Broad Street, Columbus, Ohio 43215, or to such other office and account of Holder as it from time to time shall designate in a written notice to Maker.

    This Note is issued pursuant to that certain Acquisition Agreement and Plan of Merger dated as of _______________ __, 2003, among Maker and the shareholders of MarketShare Recovery, Inc. and Robert M. Feldman (the "AGREEMENT"). Terms used herein have the meanings assigned to those terms in the Agreement, unless otherwise defined herein.

     Payments are to be made on the first day (1st) of each month and received no later than the fifth day (5th)of said month, for a period of twelve (12) months, commencing sixty (30) days from the date hereof in accordance with the payment schedule attached hereto. Payment shall be made in lawful tender of the United States and shall be credited first to accrued interest then due and payable with the remainder applied to principal. If any payment on this Note becomes due and payable on a day other than a day on which commercial banks in New York City, New York are open for the transaction of normal business
(a "Business Day"), the maturity thereof shall be extended to the next succeeding Business Day and, with respect to any payment of principal or interest thereon shall be payable at the then-applicable rate during such extension. Prepayment of the principal, together with accrued interest, may be made at any time without penalty or premium. In the event of prepayment of the principal within ninety (90) days of the date hereof no interest will be due and owing under said note. All remaining principal and all accrued interest shall be due in full 365 days from the date of execution of this Note.

     This Note is secured pursuant to that certain Limited Lock-Up and Pledge Letter Agreement of even date herewith (the "Security
Agreement") made by HLLS in favor of the Holder.

     Upon failure to make any payment due hereunder, within five days of when due and upon default of any provision of the Security Agreement, this Note shall be in default and all principal and interest under this Note shall become immediately due and payable without notice. If action is instituted to collect this Note, Maker will pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

     The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

     This Note shall be construed in accordance with the laws of the state of Ohio, without regard to the conflicts of law provisions of the state of Ohio or of any other state. Maker hereby consents to jurisdiction and venue for any and all actions related to this note to federal and state courts located in Franklin, County, Ohio and hereby waives any and all defenses to jurisdiction and venue with respect to any action brought in such courts to enforce the terms of this note.

      Maker hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Maker or guarantors in favor of Holder or the holder of this note for the amount due together with interest, expenses, the costs of suit and reasonable attorneys' fees, and thereupon to release and waive all errors, defenses of lack of jurisdiction, rights of appeal, and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses, or reasonable attorneys' fees shall be due, by filing an original or a photostatic copy of this note. Maker waives any right to move any court for an order having an attorney or firm representing Payee or the holder of this note removed or disqualified as counsel for Payee or the holder of this note as a result of such attorney or firm confessing judgment against Maker in accordance with this provision. Maker hereby expressly waives any conflicts of interest that may now or hereafter exist as a result of any attorney representing Holder or the holder of this note confessing judgment against Maker and expressly consents to any attorney representing Holder or the holder of this note or to any other attorney to confess judgment against Maker in accordance with this provision. Maker hereby further consents and agrees that Holder or the holder of this note may pay any attorney confessing judgment against Maker or the guarantors in accordance with this provision, a reasonable fee for confessing judgment and that any fees so paid may be included in the amount of such judgment.




WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

    The Maker has caused this Secured Promissory Note to be issued as of the date first above written.

HEALTH & LEISURE, INC.


________________________________        _________________________________
Raymond Barton, President               Timothy Schmidt, Vice President

MARKETSHARE RECOVERY, INC.



By__________________________________
  Raymond Barton, President




PAYMENT SCHEDULE


Loan Payments
Loan Balance:$125,000.00
Loan Interest Rate:16.00%
Loan Term:1 year
Monthly Loan Payment:$11,341.36
Number of Payments:12
Cumulative Payments:$136,096.28
Total Interest Paid:$11,096.28
Note: The monthly loan payment was calculated at 11 payments of $11,341.36 plus a final payment of $11,341.32 .